UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 16, 2012

PROTEA BIOSCIENCES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51474	20-2903252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

955 Hartman Run Road

Morgantown, West Virginia 26507

(Address of principal executive offices)

(304) 292-2226

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Related Party Notes

On April 16, 2012 (the “Issue Date”), Protea Biosciences Group, Inc. (the "Company"), issued convertible promissory notes ("Notes") in an aggregate principal amount equal to $640,000 (the "Principal Amount") to Stanley Hostler, Scott Segal and Leonard Harris, each a director of the Company, Summit Resources, Inc., an affiliate of Steve Antoline, a director of the Company, Nancy Turner, the spouse of Stephen Turner, our Chief Executive Officer and a director of the Company and Virginia Child, the wife of Stanley Hostler. The Notes accrue simple interest at a rate of 10% per annum and are due and payable on the earlier to occur of (i) the date that is 90 days from the Issue Date, or (ii) when declared due and payable by the holder upon the occurrence of an event of default.

The occurrence of any one of the following events will be deemed an event of default: (1) the failure of the Company to pay the principal balance or accrued interest on the Note when due; (2) the consent or institution by or against the Company of bankruptcy or insolvency proceedings or the filing, or consent by the Company for the filing of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or (3) if the commencement of an action against the Company seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief has not been resolved in favor of the Company or the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, shall not have been vacated within 60 days.

At the option of the holder, each $2.00 of outstanding Principal Amount and accrued unpaid interest is convertible into one share of common stock of the Company, at any time after the Issue Date.

The description of the Notes included in this Item 2.03 is qualified in its entirety by the terms and conditions of the form of the Notes filed as Exhibit 10.1 to this Current Report on Form 8-K.

West Virginia Jobs Investment Trust Board

On April 18, 2012, the Company issued a convertible debenture (the “Debenture”), for an aggregate principal amount of $400,000 (the “Debenture Principal Amount”) to the West Virginia Jobs Investment Trust Board (the “WVJITB”), evidencing a convertible loan in that amount from the WVJITB. The Debenture accrues interest at a rate of 10% per annum and is subordinated to outstanding senior indebtedness of the Company. The entire Debenture Principal Amount is due on July 17, 2012 (the “Maturity Date”) and all accrued and unpaid interest is due and payable in cash monthly, beginning on May 17, 2012 through and including the Maturity Date. At the option of the WVJITB and upon ten days prior written notice to the Company, the Debenture is convertible into shares of (1) common stock of the Company, at an initial conversion rate of $2.00 per share, subject to certain adjustments or (2) preferred stock of the Company, at an initial conversion rate equal to the lowest price paid for such preferred stock by other purchasers, subject to certain adjustments. Upon the occurrence of any one of the following events, the entire Debenture Principal Amount and accrued unpaid interest is immediately due and payable: (i) the failure of the Company to pay any accrued unpaid interest on the Debenture Principal Amount when due and payable; (ii) the breach by the Company of any covenant or other term or condition set forth in the Debenture; (iii) the insolvency or admission in writing by the Company of its inability to pay its debts as they mature; an assignment for the benefit of a creditor; the institution of bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings under any bankruptcy law or any law for the relief of debtors against the Company or the appointment of, or consent to appoint a receiver or trustee for the Company or for a substantial part of its property or business; and (iv) the failure by the Company to pay or default on any other material obligation or agreement for money borrowed which continues for 120 days or greater. Upon the issuance of the Debenture, the Company also issued a warrant to the WVJITB to purchase 88,889 shares of common stock of the Company at an exercise price of $2.25 per share (the “Warrant”).

The description of the terms and conditions of the Debenture set forth in this Item 2.03 is intended to be a summary only and is qualified in its entirety by the terms and conditions of the Debenture set forth in Exhibit 10.2 to this Current Report on Form 8-K.

Item 3.02 Recent Sales of Unregistered Securities.

On April 16, 2012, the Company issued the Notes to the directors and certain related parties. The terms of the Notes set forth above are incorporated herein by this reference. On April 18, 2012, for an aggregate purchase price equal to the Debenture Principal Amount, the Company issued the Debenture and the Warrant to the WVJITB. The terms of the Debenture set forth above are incorporated herein by this reference.

The Warrant is exercisable at an exercise price of $2.25 per share any time after the date of issuance until the earlier of (i) a Qualified Public Offering (as defined below), or (ii) 5:00 p.m. Eastern time on the fifth anniversary of the issue date of the Warrant. The term “Qualified Public Offering” means the closing of a firm commitment underwritten offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Company in which the net cash proceeds to the Company (after deduction of underwriting discounts, commissions and fees) are at least $15,000,000. The Debenture and the Warrant were issued pursuant to the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon the representation by WVJITB that it is an accredited investor as such term is defined by Rule 501 of Regulation D under the Securities Act and the Company did not engage in any general advertisement or general solicitation in connection with the offer and sale of the Debenture and Warrant. The Company did not pay any commission in connection with the sale of the Debenture and Warrant.

The description of the Warrant set forth in this Item 3.02 is intended to be a summary only and is qualified in its entirety by the terms of the Warrant attached hereto as Exhibit 4.1 to this Current Report on Form 8-K.

Item 9.01. Exhibits and Financial Statements

(d)	Exhibits

4.1	Warrant issued to the WVJITB on April 18, 2012.
10.1	Form of Convertible Promissory Notes, dated April 16, 2012.
10.2	10% Convertible Debenture, dated April 18, 2012, issued to the WVJITB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2012	PROTEA BIOSCIENCES GROUP, INC.

	By:	/s/ Stephen Turner
Stephen Turner Chief Executive Officer